Exhibit 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: The Majestic Companies, Ltd.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of The Majestic Companies, Ltd. for the year ended December 31, 2000 of our report dated March 20, 2001 and contained in the Registration Statement No. 333-75302 of The Majestic Companies, Ltd. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of The Majestic Companies, Ltd. for the year ended December 31, 2000.

                                           /s/ Stefanou & Company, LLP
                                               Stefanou & Company, LLP

McLean, Virginia
March 18, 2002